Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-191106 of our report dated May 30, 2014, except for Note 4 as to which the date is December 12, 2014, relating to the consolidated balance sheet of Hines Global REIT II, Inc. and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Houston, Texas
December 12, 2014

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